EXHIBIT 3.1

JACKSONVILLE BANCORP, INC.

AMENDED AND RESTATED BYLAWS

Effective as of February 25, 2014

JACKSONVILLE BANCORP, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

Section 1          Principal Office.  The principal office of Jacksonville Bancorp, Inc. (the “Corporation”) shall be located in the city of Jacksonville, County of Duval, State of Florida.  The Corporation may have such other offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 2          Registered Office.  The registered office of the Corporation required by the Florida Business Corporation Act (the “FBCA”) to be maintained in the State of Florida initially will be 50 North Laura Street, Suite 3300, Jacksonville, Florida 32202, c/o RAX CO., but the address of the registered office may be changed from time to time by the Board of Directors and upon the Corporation notifying the Florida Secretary of State of such change.

ARTICLE II
SHAREHOLDERS

Section 1.         Annual Meeting.  The annual meeting of the shareholders shall be held on a day set by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2.         Special Meetings.  Special meetings of the shareholders, for any purpose or purposes unless otherwise prescribed by statute, may be called by the Chairman, the Chief Executive Officer, the President or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of shares of the Corporation’s common stock (“Shares”) representing not less than 10% of all votes entitled to be cast on the proposed issue or issues.  The request shall be signed and dated with written demands for the meeting describing the purpose for which the special meeting is to be held.

Section 3.          Shareholder Action by Consent. Any action required or permitted by the Amended and Restated Articles of Incorporation or the FBCA to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and Shares entitled to vote thereon were present and voted.  In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office and addressed to the Corporate Secretary.

Section 4.         Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Florida unless otherwise prescribed by statute, as the place where any annual meeting or any special meeting of shareholders shall be held.

Section 5.         Notice of Meeting.  Written notice stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the officer or persons calling the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail postage prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation.  Notwithstanding the foregoing, notice may be given to shareholders sharing an address in the manner and to the extent permitted by the FBCA and applicable Federal law.  Any notice to shareholders may also be given by a form of electronic transmission consented to by the shareholder in the manner and extent permitted by Florida law and applicable Federal law.  Except as required by statute, if an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Section 6.         Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any shareholders’ meeting or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Corporation’s Board of Directors may close the Corporation’s stock transfer books for a stated period not to exceed 70 days.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a shareholders’ meeting, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any shareholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired or where the Board of Directors fixes a new record date.

Section 7.         Voting Lists.  The officer or agent having charge of the stock transfer books for the Corporation’s Shares shall make, at least 10 days before each shareholders’ meeting or such shorter time as exists between the record date and the meeting, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of Shares of each class held by each, which list shall be kept on file at the Corporation’s principal office and shall be available for inspection by any shareholder at any time during usual business hours.  During such period, a shareholder or the shareholder’s agent or attorney is entitled, on written demand, to inspect the list during regular business hours and at his or her expense, provided the demand is made in good faith for a proper purpose and describes with reasonable particularity the shareholder’s purpose for such inspection.  Such list shall also be produced and kept open at the time and place of the meeting and shall be available for inspection by any shareholder during the whole time of the meeting or any adjournment thereof.  The original stock transfer book shall be prima facie evidence as to the shareholders entitled to examine such list or transfer books or to vote at the shareholders’ meeting.

Section 8.         Quorum.  At any shareholders’ meeting, a majority of all votes entitled to be cast by the holders of the outstanding Shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum.  If less than such number of the outstanding Shares are represented at a meeting, a majority of the Shares so represented or present may adjourn the meeting from time to time without further notice. Any business may be transacted at such adjourned meeting at which a quorum is present or represented, that might have been transacted at the meeting as originally called.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders resulting in less than a quorum being presented or represented.

Section 9.         Proxies.  At all meetings of shareholders, a shareholder or his duly authorized attorney in fact may vote the shareholder’s shares by proxy by signing an appointment form or by electronic transmission as prescribed under the FBCA.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, except as otherwise provided in the proxy.

Section 10.      Voting.  Each shareholder entitled to vote in accordance with the terms and provisions of the Corporation’s Amended and Restated Articles of Incorporation and these Bylaws shall be entitled to vote, in person or by proxy, the appropriate number of votes as authorized by the Amended and Restated Articles of Incorporation for each Share entitled to vote held by such shareholder.  All elections for directors shall be decided in the manner set forth in Article III; all other questions shall be decided in accordance with the laws of the State of Florida, except as otherwise provided in the Amended and Restated Articles of Incorporation and these Bylaws.

Section 10.      Order of Business.  The order of business at all meetings of the shareholders may, but need not, include the following:

1.	Call of roll or other method of ascertaining the amount of Shares entitled to voting rights that is represented at the meeting in person or by proxy

2.	Proof of notice of meeting or waiver of notice

3.	Reading of minutes of preceding meeting (unless waived)

4.	Reports of officers

5.	Reports of committees

6.	Discussion

7.	Election of directors

8.	Other business

9.	Closing of polls

10.	Announcement of results of voting, if available

11.	Adjournment

Section 11.      Notice of Shareholder Proposals and Nominations.  At any meeting of the shareholders, only business that has been properly brought before the meeting may be conducted.  Nominations for the election of directors and the proposal of other business at an annual meeting may be made only:  a) pursuant to the Corporation’s notice of meeting, b) by or at the direction of the Board of Directors, or c) by a shareholder entitled to vote who complies with this Section 11 and the Corporation’s Amended and Restated Articles of Incorporation.

ARTICLE III
BOARD OF DIRECTORS

Section 1.         General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.  The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with these Bylaws, the Amended and Restated Articles of Incorporation or the laws of the State of Florida.

Section 2.         Number, Tenure and Qualifications.  The number of directors of the Corporation shall be determined from time to time by the Board of Directors pursuant to a resolution duly adopted by the affirmative vote of a majority of total number of directors that the Corporation would have if there were no vacancies.  In no event shall the Corporation have fewer than 3 directors nor greater than 15 directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes).  A director of the Corporation shall at all times meet the statutory and regulatory qualifications for a director of a publicly held bank holding company and financial holding company.  Each director shall hold office until his or her successor shall have been elected and qualified in accordance with the Amended and Restated Articles of Incorporation.

Other than as provided in Section 8 of this Article III, each director shall be elected by a majority of votes cast at any meeting of shareholders for the election of directors at which a quorum is present, provided that if the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors.

If an incumbent director is not reelected, the director shall offer his or her resignation promptly to the Board of Directors.  Within 90 days following certification of the election results, the Board of Directors shall accept the offered resignation.

Section 3.         Regular Meetings.  The annual organizational meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual shareholders’ meeting.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4.         Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting called by them.

Section 5.  Notice. Notice of any special meeting shall be given at least two days in advance by written notice delivered personally, or by facsimile, electronic mail or by United States mail to each director at his or her address in the Corporation’s records. If mailed, such notice shall be deemed to be delivered five days following the date such notice is deposited in the United States mail so addressed, with first class postage thereon prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business on the grounds that the meeting is not lawfully called or convened.

Section 6.         Quorum.  At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but, if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.         Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in the Amended and Restated Articles of Incorporation, these Bylaws or Florida law.

Section 8.         Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by the affirmative majority vote of the Board of Directors, although less than a quorum exists, or, if no directors remain, by the affirmative vote of not less than a majority of the Shares entitled to vote in the election of directors generally.  A director elected to fill a vacancy caused by resignation, death or removal shall hold office for the unexpired term of his or her predecessor.

Section 9.         Removal of Directors.  Directors may be removed with or without cause upon the affirmative vote of a majority of the votes entitled to vote in the election of directors generally.

Section 10.     Resignation.  A director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, without any need for acceptance of such resignation.

Section 11.     Compensation.  The Board of Directors shall have the authority to fix the compensation of the directors.  Nothing therein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of committees also may be compensated for their service on such committees.

Section 12.     Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s contrary vote, dissent or abstention is recorded in the minutes of the meeting, or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Secretary of the Corporation after the adjournment of the meeting.  A director who voted in favor of any such action shall not be entitled to claim that he has objected or dissented from such action.

Section 13.      Committees.  The Board of Directors may, by resolution, designate or eliminate one or more committees, each committee to consist of three or more directors.  Any such committee, to the extent provided in the resolution or resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation during intervals between meetings of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have any power or authority to declare a dividend or distribution from capital or earned surplus, issue Shares of the Corporation, amend the Amended and Restated Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation thereof, fill vacancies on the Board of Directors, or amend these Bylaws or adopt any plan of bankruptcy or reorganization.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The Corporation shall have an Audit Committee, a Compensation Committee and such other committees as the Board of Directors may establish from time to time.  Such committees may adopt written charters approved by the Board of Directors, provided the Audit Committee shall have a charter.  At any regular or special meeting of a committee of the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business; unless present at the meeting, any ex-officio member of a committee shall not be considered in determining the number of committee members necessary to constitute a quorum.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

Section 14.      Committee Minutes and Reports.  Each committee designated by the Board of Directors shall keep regular minutes of its meetings and shall report the same to the Board of Directors whenever required or requested.

Section 15.     Telephone Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of a conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously.  Participation by such means shall constitute presence in person at such meeting.

Section 16.     Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent setting forth the action taken is signed by all members of the Board of Directors or committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or of such committee.  Such consents shall have the same effect as a unanimous vote of the Board of Directors or committee, as the case may be.

Section 17.      Conduct of Meeting.  The Chairman or the Chief Executive Officer shall preside at all meetings of the Board of Directors; provided, however, that in the absence or at the request of the Chairman of the Board, or if there shall not be a person holding such offices, the person selected to preside at a meeting of directors by a vote of a majority of the continuing Board of Directors present shall preside at such meeting.  The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors shall act as secretary of such meeting.

ARTICLE IV
OFFICERS

Section 1.         Number.  The officers of the Corporation shall be a President, one or more Vice-Presidents and a Corporate Secretary, each of whom shall be elected by the Board of Directors.  The Board of Directors may also elect or appoint a Chairman of the Board and such other officers and assistant officers as may be deemed necessary or appropriate, including, but not limited to, a Chief Executive Officer, Chief Financial Officer, Chief Lending Officer and Chief Information Officer.  Any two or more offices may be held by the same person.

Section 2.        Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the directors held after each annual meeting of the shareholders, or at such times as the Board of Directors shall determine.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3.         Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the Corporation’s best interests would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  In addition, an officer of the Corporation shall cease to be an officer upon ceasing to be an employee of the Corporation or any of its subsidiaries.

Section 4.        Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.        Chairman of the Board.  The Chairman of the Board, if one is elected and serving, shall preside at all meetings of the shareholders and of the Board of Directors.  The Chairman shall be an ex-officio member of all committees of the Board of Directors, if so provided by resolution of the Board of Directors.  The Chairman shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation.  The Chairman shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments or assignments of transfer of any of such stocks, bonds or other securities.  The Chairman may, with the approval of the Board of Directors, or shall, at the Board’s direction, delegate any or all of such duties to the Chief Executive Officer or the President.

Section 6.         Chief Executive Officer.  The Chief Executive Officer shall be the most senior officer of the Corporation, and shall be responsible for all of the operations of the Corporation, and shall report to the Board of Directors.

The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall, under the direction of the Board of Directors, have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the Board of Directors, are properly performed.  The Chief Executive Officer shall designate and assign the duties of the officers under his or her supervision, with the approval of the Board of Directors or at their direction.

The Chief Executive Officer shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; he or she shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for shares, bonds, or other securities or evidences of indebtedness issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation and to make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities.  In the absence of the Chairman of the Board, or in the event a Chairman is not elected, the Chief Executive Officer shall have authority to do any and all things delegated to the Chairman of the Board by the Board of Directors or by any committee of the Board of Directors having authority.

The Chief Executive Officer shall have general authority over the Corporation’s business, and if the office of Chairman of the Board is vacant, shall have and exercise the duties and have the powers of the Chairman of the Board, and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

In the event of a vacancy in the office of Chief Executive Officer, the Board of Directors may, in its discretion, appoint one or more other officers of the Corporation to perform the duties and exercise the powers of the Chief Executive Officer, until such vacancy is filled in accordance with these Bylaws.

Section 7.        President.  The President shall, in the absence or disability of the Chairman and Chief Executive Officer, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board of Directors or the Chief Executive Officer may prescribe or delegate.

The President shall see that all orders and resolutions of the Board of Directors and the Chief Executive Officer are carried into effect.  The President shall, under the direction of the Board of Directors and the Chief Executive Officer, have general supervision and direction of the other officers, employees and agents of the Corporation reporting to the President and shall see that their duties, as assigned by the Board of Directors or the Chief Executive Officer, are properly performed.  The President shall designate and assign the duties of the officers under his or her supervision, with the approval of the Board of Directors or at their direction.

The President shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; he or she shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for shares, bonds, or other securities or evidences of indebtedness issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation and to make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities.  In the absence of the Chairman of the Board, or in the event a Chairman is not elected, the President shall have authority to do any and all things delegated to the Chairman of the Board by the Board of Directors or by any committee of the Board of Directors having authority.

In the event of a vacancy in the office of President, the Board of Directors may, in its discretion, appoint one or more other officers of the Corporation to perform the duties and exercise the powers of the President, until such vacancy is filled in accordance with these Bylaws.

Section 8.        Chief Financial Officer.  Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall (i) keep accurate financial records for the corporation, (ii) provide to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions undertaken as the Chief Financial Officer and of the financial condition of the Corporation, and (iii) perform such other duties and exercise such other powers as the Board of Directors or the Chief Executive Officer may prescribe.

Section 9.        Vice Presidents.  The Vice Presidents (in order of the Senior Vice Presidents, Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, each class in order of the seniority of its respective members or as designated by resolution of the Board of Directors) shall, in the absence or disability of the Chairman of the Board, the Chief Executive Officer and President, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board of Directors, the Chief Executive Officer or the President may prescribe.  One or more Vice Presidents may be designated by the Board of Directors as “Senior Vice President,” “Executive Vice President,” and “Vice Presidents.”

Section 10.     Corporate Secretary.  The Corporate Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the shareholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for shares, securities or evidences of indebtedness of the Corporation; and, in general, shall perform all the duties incident to the office of the Corporate Secretary and such other duties as from time to time may be assigned by the Chairman of the Board or the Board of Directors.

Section 11.     Treasurer.  The Treasurer, if any, shall have charge and custody of and be responsible for the funds and securities of the Corporation; shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories and shall perform all of the duties incident to the officer of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the duties of the office of Treasurer in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 12.     Compensation.  The salaries of the Corporation’s officers shall be fixed from time to time by or under the authority of the Board of Directors, after taking account of any recommendation of the Corporation’s Compensation Committee.  The Board of Directors may, from time to time, delegate to any principal officer or the Compensation Committee the power to fix the salaries of other officers, agents, factors and employees. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of any committee contemplated by these Bylaws.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.        Contracts.  The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.        Loans.  Except for loans incurred in the ordinary course of business and that mature in less than 12 months, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3.        Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences or indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.        Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI
CERTIFICATED OR UNCERTIFICATED SHARES AND THEIR TRANSFER

Section 1.         Certificates or Uncertificated Shares.

(a)  Shares of the Corporation may be evidenced by certificates for shares of stock (in such form as the Board of Directors may from time to time prescribe) or may be issued in uncertificated form.  The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation.  Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on the certificates pursuant to Florida law.

(b)  If certificates are issued to represent Shares of the Corporation, such certificates shall be signed by the Chairman of the Board, or the Chief Executive Officer, and by the President or the Secretary, or by such other officers authorized by law and by the Board of Directors.  All certificates for Shares shall be in the form approved by the Board and shall be consecutively numbered or otherwise identified, and shall state (i) the name of the Corporation, (ii) that the Corporation is incorporated in the State of Florida, (iii) the name of the person to whom the Shares are issued, (iv) the number and class of Shares and the designation of the series, if any, the certificate represents and (v) the CUSIP number (if applicable) for such Shares.  The name and address of the shareholders, the number of Shares and date of issue shall be entered on the stock transfer books of the Corporation or its stock.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.        Transfers of Shares.  Transfer of Shares of the Corporation shall be made only (a) on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and (b) on surrender for cancellation of the certificate for such Shares, provided a certificate was issued.  The person in whose name Shares are listed on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise provided by the Corporation’s Amended and Restated Articles of Incorporation.

Section 3.         Appointment of Transfer Agent and Registrar.  The Corporation may, from time to time, appoint one or more transfer agents and registrars, which shall maintain the Corporation’s stock transfer books.

Section 4.        Restriction on Transfer of Shares and Other Securities.  A written restriction on the transfer or registration of transfer of Shares or other securities of the Corporation, if permitted by FBCA Section 607.0627 (or any successor provision) and noted conspicuously on the certificate representing such Shares or other securities or contained in an information statement required by FBCA Section 607.0626(2) (or any successor provision), may be enforced against the holder of the restricted Shares or other securities or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.  Stop transfer notices may be placed in the Corporation’s stock transfer books with respect to restricted Shares or other securities.

Section 5.         Lost Certificates.  The Chairman of the Board, the President, the Chief Financial Officer or such other officers, employees or agents as the Board of Directors or such designated officers may direct, may authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or mutilated, upon receipt of an affidavit of such fact from the person claiming the loss or destruction and any other documentation satisfactory to the Board of Directors or such officer.  At the discretion of the party reviewing the claim, any such claimant may be required to give the Corporation a bond in such sum as it may direct to indemnify against the loss from any claim with respect to the certificate claimed to have been lost or destroyed.

Section 6.        Holder of Record.  Except as otherwise required by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notices to shareholders distributions in respect of shares to exercise voting rights and to otherwise exercise the rights, powers and privileges of ownership of such shares.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

ARTICLE VIII
DIVIDENDS

The Board of Directors, from time to time, may declare, and the Corporation may pay, dividends on its outstanding Shares in the manner and upon the terms and conditions provided by law and the Amended and Restated Articles of Incorporation.

ARTICLE IX
SEAL

The seal of the Company shall be two concentric circles between which shall be the name of the Company.  The year of incorporation and the name of this state shall, and an emblem may, appear in the center.

ARTICLE X
WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Amended and Restated Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors when the proposed amendment has been set out in the notice of such special meeting.  The shareholders may also amend the Bylaws by the affirmative vote of a majority of the Shares entitled to vote.

ARTICLE XII
INDEMNIFICATION

Section 1.         Indemnification in Proceedings Other Than Those By or In the Right of the Corporation.  The Corporation shall indemnify any director of the Corporation or any officer elected by the Board of Directors (and may indemnify any other officer or any employee or agent of the Corporation) who was or is a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.        Indemnification in Proceedings By or In the Right of the Corporation.  The Corporation shall indemnify any director of the Corporation or any officer elected by the Board of Directors (and may indemnify any other officer or any employee or agent of the Corporation) who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of investigating, litigating or otherwise bringing the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

Section 3.         Mandatory Indemnification of Expenses in Successful Defenses.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2 of this Article XII, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Section 4.        Determination of Propriety of Indemnification.  Any indemnification under Section 1 or Section 2 of this Article XII, unless pursuant to a determination by a court, shall be made by the Corporation only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article XII, as the case may be, and if indemnification is determined to be proper, then, in the case of proposed indemnification of any person other than a director of the Corporation or a board-elected officer, only as authorized in the specific case.  Such determination or authorization shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding, (iii) by a written opinion of independent legal counsel selected by the Board of Directors as described in (i) above or by the committee as described in (ii) above, or, if a quorum of the directors cannot be obtained for (i) and the committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which directors who are parties may participate), or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 5.        Authorization for Indemnification.  Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, as set forth in Section 4 of this Article XII, except that, if the determination of permissibility of indemnification is made by independent legal counsel, the person who selected such independent legal counsel in accordance with Section 4(iii) of this Article XII shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 6.        Advancement of Expenses.  Expenses incurred by a director of the Corporation or any officer elected by the Board of Directors in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XII.  Such expenses incurred by other officers, employees or agents of the Corporation may, at the discretion of the Board of Directors, be paid in advance upon such terms or conditions, including receipt of the undertaking to repay as described above, as the Board of Directors deems appropriate.

Section 7.        Non-Exclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action by such a director, officer, employee or agent in such person’s official capacity and as to action in another capacity while holding such office or position;  provided, however, that indemnification shall not be made to or on behalf of, and any advancement of expenses shall be repaid by, any director, officer, employee or agent for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency, if the proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation; and provided further that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)
a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)	a transaction from which the director, officer, employee or agent derived an improper personal benefit;

(c)	in the case of a director, a circumstance under which the liability provisions of FBCA Section 607.0834 (or any successor provision) are applicable; or

(d)
willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 8.        Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XII.

Section 9.        Exculpation for Monetary Damages.  A director shall not be held personally liable to the Corporation, its shareholders or any other persons for monetary damages for breach of his or her fiduciary duty as a director, including any statement, vote, decision or failure to act, regarding corporate management or policy to the fullest extent permitted now or hereafter by FBCA Section 607.0831 (or any successor provision).

Any repeal or modification of this Section 9 by the shareholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.  If the FBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended FBCA.

Section 10.     Meaning of Certain Terms for Purposes of Article XII.  For purposes of this Article XII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise shall stand in the same position under this Article XII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article XII, references to "other enterprises" shall include employee benefit plans; references to "expenses" shall include reasonable attorney’s fees and charges, including those for appeal; references to "liability" shall include obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; references to "proceeding" shall include any threatened, pending or completed action, suit, or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal; references to "agent" shall include a volunteer; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent, including duties relating to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XII.

Section 11.     Survival of Indemnification, Exculpation for Monetary Damages and Advancement of Expenses.  The indemnification, exculpation for monetary damages and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators, and personal and legal representatives of such a person.

Section 12.      Limitations.  Indemnification under this Article XII shall not be available if such indemnification would be prohibited by the FBCA or applicable federal banking or securities laws.

Section 13.      Severability.  In the event that any of the provisions of this Article XII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE XIII
DEFINITIONS

Terms defined in the Amended and Restated Articles of Incorporation have the same meanings when used in these Bylaws.